Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-9020 and No. 333-79399) pertaining to the BP DirectSave Plan of BP p.l.c of our report dated June 9, 2005, with respect to the financial statements of the BP DirectSave Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

Chicago, Illinois

June 24, 2005	Ernst & Young LLP